Exhibit 10.3

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This First Amendment to Fourth Amended and Restated Investors’ Rights Agreement, dated effective as of December 30, 2005 (this “First Amendment”), amends that certain Fourth Amended and Restated Investors’ Rights Agreement, dated April 9, 2004 (the “Original Agreement”), by and among Northstar Neuroscience, Inc., a Washington corporation (the “Company”), and the shareholders listed on Exhibit A thereto (the “Shareholders”), and is entered into by and among the Company and those Shareholders whose consent is required to amend the Original Agreement pursuant to Sections 1.13 and 5.2 of the Original Agreement.

RECITALS

A. The Company and the Shareholders desire to amend the Original Agreement to add two additional entities as parties to certain provisions of the Original Agreement.

B. Such addition of parties to the Original Agreement requires that certain provisions of the Original Agreement be amended, and the Company and the Shareholders desire to amend the Original Agreement to reflect the addition of such parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Section 1.1(b) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (iii) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (iv) the shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock, (v) the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock, (vi) an aggregate of 125,000 shares of Common Stock purchased by certain of the Investors pursuant to those certain Common Stock Purchase Agreements dated as of June 9, 1999, (vii) the shares of Common Stock issued or issuable to Horizon Technology Funding Company LLC and Oxford Finance Corporation and their permitted transferees, and (viii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv), (v), (vi) or (vii) and any other shares acquired under a right of first refusal or preemptive right; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Registrable Securities shall not include (a) any

Registrable Securities sold by a Holder pursuant to a registration statement under this Agreement, (b) any Registrable Securities transferred to a Holder in a transaction pursuant to Rule 144 promulgated under the Securities Act, (c) any Registrable Securities transferred by a Holder in which registration rights are not transferred pursuant to Section 1.12 hereof, or (d) any Registrable Securities held by a Holder who is then permitted to sell all of the Registrable Securities then held by such Holder pursuant to Rule 144(k) or otherwise pursuant to Rule 144 in any three-month period;

2. Section 1.1(d) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement, provided, that, solely for purposes of Section 1.2 (except for purposes of initiating a registration under Section 1.2) through Section 1.15, Section 3 and Sections 5.1 through 5.8, the term “Holder” shall also include Horizon Technology Funding Company LLC and Oxford Finance Corporation and their permitted transferees;”

3. Section 5.3 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Notices. Any notice given under this Agreement shall be in writing and delivered in person, via facsimile machine, sent by documented overnight delivery service or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses referenced below, or to such other address as the parties may hereinafter designate. Unless otherwise specified in this Agreement, all such notices and other written communications shall be effective (and considered received for purposes of this Agreement) (i) if delivered, upon delivery, (ii) if by facsimile machine during normal business hours, upon transmission with confirmation of receipt by the receiving party’s facsimile terminal and if not sent during normal business hours, then on the next business day, (iii) if sent by documented overnight delivery service, on the date following the date on which such notice or other written communication is delivered to such overnight delivery service for mailing, or (iv) if mailed via first-class regular mail, forty-eight (48) hours after mailing. Notices shall be sent (a) if to an Investor, to its address as set forth on the signature page hereto, or at such other address as such Investor shall have furnished to the Company in writing, provided, that, in the case only of AEA Investors Inc., one copy should also be delivered to Kirkland & Ellis, Aon Center, 200 East Randolph Drive, Chicago, IL 60601, Attn.: Stephen L. Ritchie, provided, further, that in the case of CHANNEL Medical Partners, L.P., one copy should also be delivered to Kirkland & Ellis, Aon Center, 200 East Randolph Drive, Chicago, IL 60601, Attn: Margaret Gibson, and provided, further, that in the case of Johnson & Johnson Development Corporation, one copy should be delivered to Johnson & Johnson Development Corporation, One Johnson & Johnson Plaza, New Brunswick, NJ, 08933, Attn: Brad Vale and Eric Jung, with a further copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, NY 10111, Attn: Kristopher Brown, and provided, further, that in the case of Boston Scientific Corporation, one copy should be delivered to Bingham McCutchen LLP, 150 Federal Street, Boston, MA

02110-1726, Attn: Johan V. Brigham, (b) if to Horizon Technology Funding Company LLC or Oxford Finance Corporation, to its address as set forth in Section 11 of that certain Venture Loan and Security Agreement by and among the Company, Horizon Technology Funding Company LLC and Oxford Finance Corporation, dated as of December 30, 2005, or (c) if to the Company, at 2401 Fourth Avenue, Suite 300, Seattle, WA 98121, Attn: Chief Executive Officer, with one copy to the Investors and one copy to DLA Piper Rudnick Gray Cary US LLP, 701 Fifth Avenue, Suite 7000, Seattle, WA 98104; Attn: Laura T. Puckett.

4. Horizon Technology Funding Company LLC and Oxford Finance Corporation, by their signatures below, and their permitted transferees agree to be subject to Sections 1.2 (as otherwise provided herein) through Section 1.15, Section 3 and Sections 5.1 through 5.8 of the Original Agreement, as amended by this First Amendment.

5. Exhibit A to the Original Agreement shall be amended to reflect Horizon Technology Funding Company LLC and Oxford Finance Corporation as parties to the Original Agreement, as amended by this First Amendment.

6. Except as amended by this First Amendment, the terms of the Original Agreement remain in full force and effect.

7. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the date and year first above written.

COMPANY:

NORTHSTAR NEUROSCIENCE, INC.

By:	/s/ Alan Levy
Alan Levy, Chief Executive Officer

HORIZON TECHNOLOGY FUNDING COMPANY LLC
By: Horizon Technology Finance, LLC, its sole member

By:	/s/ Robert D. Pomeroy, Jr.

Its:	Managing Member

OXFORD FINANCE CORPORATION

By:	/s/ Michael J. Altenburger

Its:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]